UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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ECOTALITY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECOTALITY, INC.
6821 E. THOMAS ROAD
SCOTTSDALE, AZ 85251

Notice of Annual Meeting
of Common Shareholders to be held
August 26, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Ecotality Inc. (the “Company”) which will be held at the Holiday Inn Express at 3131 N. Scottsdale Road, Scottsdale, AZ 85251, on August 26, 2009 at 1:00 p.m. local time.

The notice of Annual Meeting of Shareholders and proxy statement on the following pages covers the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at this Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting, please complete, sign, date and return the proxy card in the enclosed envelope in order to make sure your shares will be represented at this Annual Meeting of Shareholders. If you decide to attend this Annual Meeting of Shareholders, you may revoke your proxy at any time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in this proxy statement.

This meeting will address only those matters outlined in this proxy statement, and any other matters appropriately raised at the meeting. To be respectful of your time, we suggest that you participate by carefully reading the enclosed proxy materials and using the enclosed card or the internet to vote your shares. The website for voting online is printed on the exclosed proxy card. Should you wish to attend in person, please notify us so we may arrange for space accordingly.

Your continuing interest in the business of the Company is gratefully acknowledged.

Sincerely,

/s/ JONATHAN READ
Jonathan Read
Chairman and Chief Executive Officer

ECOTALITY, INC.
6821 E. THOMAS ROAD
SCOTTSDALE, AZ 85251

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

July 31, 2009

The 2009 Annual meeting of Shareholders of Ecotality, Inc (the “Company”) will be held at the The Holiday Inn Express at 3131 N. Scottsdale Road,  Scottsdale, AZ  85251, on August 26, 2009 at 1:00 p.m. local time for the following purposes:

1.	To elect 5 directors to serve until the 2010 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.
2.	To ratify the appointment of Weaver and Martin LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
3.	To approve the Ecotality Equity Incentive Plan.
4.	To approve the increase to the amount of authorized shares of common stock of the Company from 300,000,000 shares to 1,300,000,000 shares of common stock.
5.
To approve the grant of discretionary authority to Ecotality’s board of directors to amend Ecotality’s Amended and Restated Certificate of Incorporation to affect a reverse stock split of Ecotality’s common stock at a ratio to be determined by the Company’s Board of Directors at any time prior to February 28, 2010.

6.	To transact such other business as may properly come before this Special Meeting of Shareholders or any adjournment thereof.

The Board of Directors has fixed the close of business on July 27th as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

Shareholders are requested to vote, date, sign, and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not they intend to be present at the meeting.  You may if you wish, withdraw your proxy and vote in person.

By order of the Board of Directors

/s/

Table of Contents

PROXY STATEMENT INTRODUCTION	5

PROPOSAL 1 – ELECTION OF DIRECTORS	6

Information Regarding Nominees and Directors	6

Board of Directors and its Committees	7

Director's Compensation	8

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	8

PROPOSAL 3 – APPROVAL OF EQUITY INCENTIVE PLAN	9

Equity Incentive Plan Details	9

Executive Compensation	10

Security Ownership of Certain Beneficial Owners and Management	11

PROPOSAL 4 – APPROVAL TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMPANY COMMON STOCK FROM 300 MILLION TO 1.3 BILLION SHARES.	14

PROPOSAL 5 – APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY FOR REVERSE STOCK SPLIT	16

Other Matters	20

PROXY	21

APPENDIX A	23

Ecotality, Inc. 2007 EQUITY INCENTIVE PLAN	23

ECOTALITY, INC.
6821 E. THOMAS ROAD
SCOTTSDALE, AZ 85251

PROXY STATEMENT INTRODUCTION

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This proxy statement is first being sent to shareholders of record on or about July 27, 2009 in connection with the solicitation of proxies by the Board of Directors of Ecotality, Inc., to be voted at the Annual Meeting of Shareholders to be held on August 26, 2009, (the “Meeting”).  The close of business July 27th, 2009 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.  At the close of business on July 2, 2009 the Company had 161,951,564 shares of common stock outstanding, all of which are entitled to one vote per share at the Meeting.

You may vote (i) in person by attending the meeting or (ii) by mail by completing and returning a proxy or (iii) via the internet. The website for voting is printed on the enclosed proxy card.

Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting.  If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified.  If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal.  The Board of Directors recommends a vote;  FOR the election of directors, FOR the ratification of the appointment of Weaver and Martin LLC as the Company’s independent registered public accounting firm, FOR the approval of the Equity Stock Plan, FOR the increase in authorized common shares of stock and FOR the approval of a reverse stock split.  The Board of Directors knows of no other matters that may be brought before the Meeting.  However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker.  A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following actions: (i) voting in person at the Meeting; (ii) giving written notice of the revocation to the Secretary of the Company at or prior to the meeting; or (iii) executing and delivering a proxy with a later date, provided that no revocation will be effective until the Company receives written notice of the revocation at or prior to the Meeting.

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting.  The affirmative vote of at least a majority of the votes of the shares of common stock present in person or represented by proxy at the Meeting is required to approve all matters to be voted upon at the Meeting, except for the election of directors, which shall be determined by plurality  vote.  Votes cast by proxy or in person at the Meeting will be tabulated by an inspector of election, who will also determine whether a quorum is present for the transaction of business.

A stockholder’s shares may be voted if they are held in the name of a brokerage firm or bank (a “Broker”), even if the stockholder does not provide the Broker with voting instructions.  Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions.  The election of directors and the ratification of the appointment of the independent registered public accounting firm of the Company are considered routine matters.  Broker non-votes are shares held by brokers or nominees for whom instructions have not been received from the beneficial owners, or person entitled to vote, and that are not voted by that broker or nominee.  Abstentions and broker non-votes will be counted as shared present in the determination of whether shares of the Company’s common stock represented at the Meeting constitute a quorum.  Abstentions will have no effect on the election of directors but will have the same effect as a vote for the ratification of the selection of the independent registered public accounting firm.  Broker non-votes will have no effect on the election of directors or the ratification of the selection of the independent registered public accounting firm.

The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company.

The executive office of the Company is located at 6821 E. Thomas Road, Scottsdale, 85251.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Meeting, five nominees for director are to be elected to hold office until the 2010 Annual Meeting of Stockholders and until their successors have been elected and qualified.  The nominees for election as directors are Jonathan R. Read, Harold W. Sciotto, Jerry Y. S. Lin, E. Slade Mead and Barry S Baer.  Information concerning each of the nominees is set forth below.  The persons named in the enclosed proxy card have been advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to serve for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, but in no event will the proxy be voted for more than seven nominees for director.  The Board of Directors has no reason to believe the nominees named will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS REOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY’S 2010 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information Regarding Nominees and Directors

Jonathan R. Read, Chief Executive Officer, President and Director, Age 50

From 1976 to 1978, Mr. Read was a Regional Manager for Specialty Restaurant Corporation, operating a theme dinner house throughout California.  From 1979 to 1984 he was Managing Director for a group of international companies based in Malaysia, Indonesia and Singapore ranging from hospitality interests to manufacturing and real estate.  From 1984 until he sold that company in 1989, he was the Chairman and Chief Executive Officer of Shakey’s International, a worldwide restaurant chain with operations in the United States, Southeast Asia, Japan, South America, Mexico, Europe and the Caribbean.  In 1986, Mr. Read founded Park Plaza International (Park Inn International/ Park Plaza Worldwide) and served as Chairman and CEO from 1986 to 2003.  He expanded Park Plaza from four hotels into a global hotel group.  He built, owned, operated, managed, and franchised hotels across the United States as well as in England, France Germany, Switzerland, Holland, Belgium, Hungary, Austria, Ireland, Scotland, Spain, Poland, South Africa, Australia, New Zealand, Malaysia, Indonesia, Hong Kong, Philippines, New Guinea, Vietnam, Japan, Tahiti, Israel, Saudi Arabia, Dubai, Lebanon, Jordan, Mexico, Costa Rica and  Brazil.  Mr. Read sold the companies to Carlson Hospitality and Golden Wall Investments in 2003 and was an investor for his own accounts until he joined us in 2005.

Harold W. Sciotto, Director, Secretary- Treasurer and Director, Age 68

Mr. Sciotto was employed from June 1964 until his retirement in May 1993, by Sears Roebuck & Company in various sales and management positions.  These positions encompassed store sales and department management positions, such as store merchandise manager, district business manager for six states and store manager of three stores in Arizona.  His duties included sales, advertising, personnel management, financial statement preparation and accounting.  From 1989 through the present, Mr. Sciotto has also been an independent business consultant to various early-stage business ventures.  He was our Chief Executive Officer from April 2005 through February 2006, when he served as our Chief Financial Officer from February 2006 through December 2006.  Mr. Sciotto currently serves as Corporate Secretary-Treasurer and a Director.

Jerry Y.S. Lin, Director, Age 48

Dr. Lin has been a professor of chemical engineering and Interim Department Chair of the Department of Chemical and Materials Engineering at Arizona State University since January 2005.  Dr. Lin joined the faculty of the University of Cincinnati in 1991, where he was a professor of chemical engineering and co-director of the NSF Center for Membrane Applied Science and Technology until 2005.  His areas of expertise include inorganic membranes, solid oxide fuel cells, adsorption and catalysis.  Dr. Lin has published over 150 referred journal publications and holds three patents.  Dr. Lin has given 100 invited lectures to academia and industry around the world.  He received his B.S. degree from Zhejiang University in China and M.S. and PhD degrees from Worcester Polytechnic Institute in the U.S., all in chemical engineering.  He was a post-doctoral staff member at the University of Twente in the Netherlands.

Dr. Lin has received numerous international professional and academic awards.  He has also headed many research programs funded by such agencies as the U.S. Department of Energy and Department of Defense and private sector companies such as Amoco, BP, Exxon, Honda and the Petroleum Research Board.  He is on the Board of Directors of North American Membrane Society and editorial boards of several journals.  Dr. Lin is the conference chairman of the International Conference on Inorganic Membranes (ICIM8).

E. Slade Mead, Director, Age 42

Slade Mead joined us as a Director on October 31, 2007.  Mr. Mead is a lawyer, professional sports consultant and former Arizona State Senator.  The founder of The Baseball Players Group, Mr. Mead specializes in arbitration cases and represents several professional athletes, including Andy Roddick.  Previously, Mr. Mead worked for Advantage International, a leading global sports management firm, where he ran the London office and represented several professional tennis and baseball players. Mr. Mead is a former Arizona State Senator who served on the Appropriations, Government and Education (Vice-Chair) Committees.  With a deep commitment to education, Mr. Mead was voted the Arizona School Board Legislator of the Year (2003), Arizona Women’s Political Caucus Legislator of the Year (2004), and Arizona Career Technical Education Policy Maker of the Year (2004).  Mr. Mead remains very active in education and state politics as he ran for Arizona Superintendent of Public Instruction in 2006, and is a Court appointed School Board and Receiver Board member for the Maricopa Regional School District.

Barry S. Baer, Chief Financial Officer and Director, Age 65

Colonel Barry S. Baer is the Chief Financial Officer at ECOtality and has served as a Director since February 9, 2009. He has enjoyed an extensive career in financial management and formerly served as the CFO at Obsidian Enterprises, Inc. prior to joining ECOtality. In addition, Colonel Baer has served as CFO at a number of manufacturing corporations including: Max Katz Bag Company and Apex Industries. Previously, he worked with the City of Indianapolis as its Director of Public Works. Currently, Colonel Baer also serves as CFO for Favored, Inc. (FVRK.PK)

As a retired U.S. Army Colonel and a Certified Public Accountant, Colonel Baer's military service includes Commander of an armored cavalry troop in Vietnam; Director of the Accounting Systems for the U.S. Army; Commander of the 18th Finance Group during Operation Desert Shield/Desert Storm in the first Gulf War and Deputy Chief of Staff for Resource Management for the Army Material Command.

Colonel Baer earned his bachelor’s degree in accounting and master’s degree from the University of Colorado

Board of Directors and its Committees

During the year ended December 31, 2008, the Company’s Board of Directors held 4 meetings.  Each of the Company’s directors attended at least 75% of the total number of Board meetings.  In addition to attending meetings, directors discharge their responsibilities through correspondence and telephone conferences with the Company’s executive officers, employee and others regarding matters of interest to the company.

Each of our directors is elected by the shareholders to a term of one (1) year and serves until his successor is elected and qualified.  Each officer is appointed by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.
At this time, all members of our board of directors participate in discussions concerning executive officer compensation.

We currently have a non-independent Audit Committee consisting of Harold Sciotto as Chairman, Slade Mead and Barry Baer.

Directors’ Compensation

The chart below shows the arrangements or agreements in place to compensate our directors for services they provide as directors of our company for the fiscal year ended December 31, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash $		Stock Awards $	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation $	Total $

E. Slade Mead	$12,000	(1)	-	-	-	-	$12,000
Jerry Y.S. Lin	$42,000	(2)	-	-	-	-	$42,000

	$54,000		-	-	-	-	$54,000

(1) In November 2007 we entered into an arrangement with E. Slade Mead to pay a director's fee of $1,000 per month for his services to the company. This arrangement remains in place.

(2) In August 2006 we entered into an agreement to with Jerry Y.S. Lin to pay a director's fee of $1,000 per month in addition to a Chairman, Technology Committee Fee of $2,500 per month for his services to the company. This arrangement remains in place.

Communication with the Board of Directors

Shareholders may communicate with the Board of Directors by writing to the Board of Directors c/o Chairman of the Board of Directors of the Company (or at the stockholder’s option, care of a specific director), at 6821 E. Thomas Road, Scottsdale, AZ 85251.  The Company will ensure that all communications are delivered to the Board of Directors or a specified director, as the case may be.

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board of Directors has appointed Weaver & Martin LLP, Kansas City, Missouri, as its independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2009. The principal accountant responsible for our audit is John Samyn. The Company has not had any changes or disagreements with its independent registered public accounting firm or on accounting or financial disclosure issues.  If the stockholders do not ratify the appointment of Weaver & Martin LLP, the Company will select another independent registered public accounting firm.

Compensation of Independent Registered Public Accounting Firm

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth fees billed to us by our independent auditors for the years ended December 31, 2008 and 2007 for (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

SERVICES	2008	2007
Audit fees	176,325	$39,250

Audit-related fees	—	—

Tax fees	—	275

All other fees	17,500	200,000

Total fees	193,825	$239,250

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WEAVER & MARTIN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

PROPOSAL 3 – APPROVAL OF EQUITY INCENTIVE PLAN

Equity Incentive Plan Details

In January 2007 we adopted, subject to stockholder approval, an equity incentive plan which provides for the grant of options intended to qualify as “incentive stock options” and “non-statutory stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 together with the grant of bonus stock and stock appreciation rights at the discretion of our Board of Directors.  Incentive stock options are issuable only to our eligible officers, directors and key employees.  Non-statutory stock options are issuable only to our non-employee directors and consultants.

The plan is administered by our Board of Directors.  Currently, we have 4,945,000 shares of common stock reserved for future issuance upon the exercise of stock options granted under the plan and 10,000,000 shares authorized under the plan.  Under the plan, the Board of Directors determine which individuals will receive options, grants or stock appreciation rights, the time period during which the rights may be exercised, the number of shares of common stock that may be purchased under the rights and the option price.

With respect to stock options, the per share exercise price of the common stock may not be less than the fair market value of the common stock on the date the option is granted.  No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the plan unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date of grant.  The option price for non-statutory options is established by the Board and may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant.

No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee.  Options may be exercised only if the option holder remains continuously associated with us from the date of grant to the date of exercise, unless extended under the plan grant.  Options under the plan must be granted within ten years from the effective date of the plan and the exercise date of an option cannot be later than five years from the date of grant.  Any options that expire unexercised or that terminate upon an optionee’s ceasing to be employed by us will become available once again for issuance.  Shares issued upon exercise of an option will rank equally with other shares then outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides the following information as of December 31, 2008, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.	The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.	The weighted-average exercise price of the outstanding options, warrants and rights; and

3.	Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

	Number of Shares
Total Securities Approved to be issued under the Equity Incentive Plan	10,000,000

Securities to be issued upon exercise of outstanding options, warrants and rights	2,950,000	(1)
Securities Committed to Approved Compensation Plans not yet Issued	1,200,000
Number of Securities Issued from Plan to Date	2,005,000

Number of securities remaining available for future issuance	4,945,000

(1)  Weighted Average Price of Outstanding Options, Warrants and Rights is $0.17 per share

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ECOTALITY INC., EQUITY INCENTIVE PLAN.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the last two completed fiscal years ended December 31, 2008 and 2007, the cash compensation paid by the Company, as well as certain other compensation paid with respect to those years and months, to the Chief Executive Officer and, to the extent applicable, each of the three other most highly compensated executive officers of the Company in all capacities in which they served:

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Johnathan R Read	2008	337,224			55,168	(1)				392,392
CEO and President	2007	218,000	150,000		295,742	(1)				663,742

Harold W. Sciotto	2008	120,000								120,000
Secretary and Treasurer	2007	120,000								120,000

Barry S. Baer	2008	142,908								142,908
Chief Financial Officer	2007	96,439			86,650	(2)				183,089

Donald B. Karner	2008	250,001								250,001
CEO, eTec Subsidiary	2007	120,600								120,600

Kevin P. Morrow	2008	150,000								150,000
Exec. VP eTec Subsidiary	2007	125,693								125,693

Notes:

(1)  On November 1, 2007 we granted 2,000,000 options to acquire shares of the Company's $0.001 par value common stock to Mr. Read  as additional incentive compensation for services, the first 1,000,000 options vested on November 1,2007  and were valued at $281,300 calculated at $.2813 per share using the Black Scholes Option Calculator. The second 1,000,000 options vested on November 1,2008.  The portion of these options earned in 2007 was valued at $14,442, calculated at $.1733 per share using the Black ScholesOption Calculator, the remainder of the options were earned in 2008 and were valued at $55,168, calculated monthly resulting in a weighted average value per share of $0.1103 per share using the Blck Scholes Option Calculator.

(2) On December 31, 2007 we issued 500,000 options to acquires shares of the Company's $0.001 par value common stock to Mr. Baer as compensation for services valued at $86,650, caculated at $.1733 per share using the Black Scholes Option Calculator.

Employment Agreements and Executive Compensation

In October 2007 we entered into a two-year employment agreement with Mr. Read for an annual salary of $312,000 (including $1,000 per month auto allowance) and a one-time bonus of $150,000 payable upon the execution of the agreement. In 2008 Mr. Read also received $25,224 in vacation pay for accrued vacation in 2007 not taken. In April 2009, we renewed Mr. Read’s employment agreement for two years with no increase in compensation.

The May 15, 2009 Amendment to the Debentures contained management incentives providing for the issuance of warrants subject to the Company’s achievement of certain performance targets. The target for 2009 is for the Company to secure executed Stimulus Contracts valued at $20,000,000 or more on or before October 1, 2009. Upon achievement of this target, Jonathan Read is approved to receive penny warrants equating to 5% of the fully diluted number of shares of common stock of the company at the Target Date of the earlier of October 1, 2009 or the date of signing.

In February 2008 we renewed our employment agreement with Mr. Sciotto, providing for an annual salary of $120,000 per year.

In November 2006 we engaged Barry S. Baer to serve as Chief Financial Officer at a rate of $100.00 per hour.  This engagement continues based on mutual agreement between the parties.  In May 2008, this rate was increased to $125.00 per hour.

OUSTANDING EQUITY AWARDS AT FISCAL YEAR -END
Option Awards							Equity Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number or shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jonathan R Read CEO and President	1,000,000	-	1,000,000	0.04	11/1/2018		-	-	-	-
	1,000,000	-	1,000,000	0.28	11/1/2017	(1)	-	-	-	-
Barry S. Baer Chief Financial Officer	500,000	-	-	0.19	12/31/2012	(2)	-	-	-	-

Notes:

(1)
On November 1, 2007 we granted 2,000,000 options to acquire shares of the Company's $0.001 par value common stock to Mr. Read as additional incentive compensation for services, the first 1,000,000 options vested on November 1, 2007 and were valued at $281,300 calculated at $.2813 per share using the Black Scholes Option Calculator. The second 1,000,000 options vested on November 1, 2008.  The portion of these options earned in 2007 was valued at $14,442, calculated at $.1733 per share using the Black Scholes Option Calculator; the remainder of the options were earned in 2008 and were valued at $55,168, calculated monthly resulting in a weighted average value per share of $0.1103 using the Black Scholes Option Calculator.

(2)
On December 31, 2007 we issued 500,000 options to acquire shares of the Company's $0.001 par value common stock to Mr. Baer as compensation for services valued at $86,650, calculated at $.1733 per share using the Black Scholes Option Calculator.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of  July 2, 2009 by:

1. Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2. Each of our directors and executive officers and

3. All of our directors and executive officers as a group.

Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable. The addresses of all executive officers and directors are in care of our company.

Percentage of beneficial ownership is based on 161,951,564 shares of our common stock outstanding as of July 2, 2009.

Beneficial ownership also includes shares of common stock subject to options and warrants currently exercisable on or before August 31, 2009. These shares are not deemed outstanding for computing the % ownership of each other person.

BENEFICIAL OWNERSHIP AT JULY 2, 2009

	Name of Beneficial Owner					Percent of
Title of					Number of Shares Beneficially Owned	Of
Class						Class

Common Stock	Harold Sciotto, Secretary, Treasurer and Director	(1)			35,558,924	21.96%
Common Stock	Jonathan R. Read, CEO, President and Director	(1)	(10)		7,650,018	4.67%
Common Stock	Donald Karner, CEO, eTec Subsidiary	(1)			3,744,000	2.31%
Common Stock	Kevin Morrow, Vice President, eTec Subsidiary	(1)			2,444,000	1.51%
Common Stock	Edward S Mead, Director	(1)			424,586	0.26%
Common Stock	Jerry Y.S. Lin, Director	(1)			200,000	0.12%
Common Stock	Barry Baer, CFO, Director	(1)	(11)		500,000	0.31%
	Officers and Directors as a Group				50,521,528

Common Stock	Enable Growth Partners LP, Enable Opportunity Partners, LP & Pierce Diversified Strategy Master Fund, LLC	(2)	(6)	(9)	16,178,961	9.99%
Common Stock	BridgePointe Master Fund Ltd	(4)	(7)	(9)	16,178,961	9.99%
Common Stock	Shenzhen Goch Investment Ltd	(5)	(8)	(9)	16,178,961	9.99%
Common Stock	Edison Enterprises	(3)	(12)		33,333,333	20.58%

Notes:
(1)	The address for these shareholders is c/o ECOtality, Inc., 6821 E. Thomas Road, Scottsdale, AZ 85251

(2)	The address for these shareholders is One Ferry Building, Suite 255, San Francisco, CA 94111

(3)	The address for these shareholders is 2244 Walnut Grove, Rosemead, CA 91770

(4)	The address for these shareholders is 1120 Sanctuary Pkwy, Suite 325, Alpharetta, GA 30004.

(5)	The address for these shareholders is, China Everbright Bank Tower 17th Fl., Furtian District, Schenzen, China.

(6)
Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC, are presented here as an affiliated group (Enable). This affiliation is described in the 13G filing on February 12, 2009 by Enable Capital Management, LLC, (ECM) Enable Growth Partners, LP (EGP) and Mitchell S. Levine. "The securities" are "owned by EGP, and other client accounts, for which ECM serves as general partner and/or investment manager. ECM, as EGP's and those other investment limited partnerships' and client accounts' general partner and/or investment manager, and Mitchell S. Levine, as managing member and majority owner of ECM, may therefore be deemed to beneficially own the Securities owned by EGP and such other investment limited partnerships and client accounts for the purpose of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "Act"), in so far as they may be deemed to have the power to direct the voting or disposition of those Securities."

Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC, collectively own an aggregate of 8,207,190 shares of our common stock, or 6.34% of our total issued and outstanding

Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC, collectively have rights to convert the outstanding principal of their November and December 2007 Debentures (Convertible Notes) of $5,237,648 to common stock at a rate of $0.06 per $1.00 of debt. In addition, they have rights to convert $250,000 of their July 2009 Convertible Debentures to common stock at a rate of $0.06 per $1.00 of debt As a result, total shares that could be acquired through conversion of debt are 91,460,800.

Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC, collectively have 298,924,675 Warrants associated with their November and December 2008 Debentures which are currently exerciseable at $0.01 per share.

The percent ownership for Enable in the table above includes their current shares as well as those they have the right to acquire within sixty days subject to the Ownership Limitation of 9.99% (see note 9 below). Shares owned of 8,207,190 + debt conversion shares 91,460,800 + warrants 298,924,675 = 398,592,665 Ownership before Limitation

Beneficial Ownership subject to 9.99% Limitation = Total Oustanding Shares 161,951,564 * 9.99% = 16,178,961

16,178,961 (maximum ownership) - 8,207,190 (currently outstanding) = 7,971,771 shares they have rights to acquire in the next 60 days (July 2, 2009- August 31, 2009).

(7)
BridgePointe Master Fund has rights to convert the outstanding principal of their November and December 2007 Debentures (Convertible Notes) of $1,937,077 to common stock at a rate of $0.06 per $1.00 of debt. In addition, they have rights to convert $250,000 of their July 2009 Convertible Debentures to common stock at a rate of $0.06 per $1.00 of debt As a result, total shares that could be acquired through conversion of debt are 36,451,283.

BridgePointe Master Fund has 118,774,073 Warrants associated with their November and December 2007 debentures which are currently exerciseable at $0.01 per share.

The percent ownership for BridgePointe in the table above includes their current shares as well as those they have the right to acquire within sixty days subject to the Ownership Limitation of 9.99% (see note 9 below). Shares owned of 45,370 + debt conversion shares 36,451,283 + warrants 118,774,073 = 155,270,726 Beneficial Ownership Before Limitation

Beneficial Ownership subject to 9.99% Limitation = Total Oustanding Shares 161,951,564 * 9.99% = 16,178.961

16,178,961 (maximum ownership) - 45,370 (currently outstanding) = 16,133,591 shares they have rights to acquire in the next 60 days (July 2, 2009- August 31, 2009).

The natural persons with voting or investment power over BridgePointe's shares are Eric S. Swartz and Michael C. Kendrick.

(8)
Shenzhen Goch Investment Ltd has rights to convert the outstanding principal of their July 2009 Debentures (Convertible Notes) of $2,000,000 to common stock at a rate of $0.06 per $1.00 of debt. As a result, total shares that could be acquired through conversion of debt are 33,333,333.

Shenzhen Goch Investment Ltd has 104,938,231 Warrants related to their July 2009 Debentures which are currently exercisable at $0.01 per share.

The percent ownership for Shenzhen Goch Investment Ltd in the table above includes their current shares as well as those they have the right to acquire within sixty days. Shares owned 0 + debt conversion shares 33,333,333 + warrants 104,938,231 = 138,271,561 Beneficial Ownership Before Limitation

Beneficial Ownership subject to 9.99% Limitation = Total Oustanding Shares 161,951,564 * 9.99% = 16,178,981

16,178,961 (maximum ownership) - 0 (currently outstanding) = 16,178,961 shares they have rights to acquire in the next 60 days (July 2, 2009 - August 31, 2009).

The natural person with voting or investment power over Shenzhen Goch Investment Ltd is Dr. Donoshen Goch.

(9)	Beneficial Ownership Limitation of 9.99%

The conversion of the Convertible Notes and the exercise of the Warrants are subject to restrictions (the "Ownership Limitations") that prohibit conversion or exercise to the extent that, after giving effect to such conversion or exercise, the holder of the Convertible Notes or Warrants (together wish such holder's affiliates, and any other person or entity acting as a group together with such holder or any of such holder's affiliates) would, as a result of such conversion or exercise, beneficially own in excess of 9.99% of the total number of issued and outstanding shares of the Issuer's common stock (including for such purposes the shares of the Issuer's common stock issued upon such conversion and/or exercise).

(10)
Jonathan Read owns 5,650,018 shares of common stock. He also has rights to exercise 2,000,000  options which were granted in accordance with employment agreements. 1,000,000 warrants are exerciseable at $0.28, the remaining 1,000,000 are exercisable at $0.04. If these were exercised, his ownership would total 7,650,018 shares. The percent ownership for Jonathan Read in the table above includes his current shares as well as those he has right to acquire within the next 60 days (July 2, 2009- August 31, 2009): shares owned 5,650,018 +  options 2,000,000 = 7,650,018 Beneficially Owned Shares

(11)
Barry Baer has rights to exercise 500,000  options for an exercise price of $0.19 per share, granted in accordance with his contract for services. If these were exercised, his ownership would total 500,000 shares. The percent ownership for Barry Baer in the table above includes his current shares as well as those he has a right to acquire within sixty days (July 2, 2009- August 31, 2009): shares owned= 0 +  options 500,000 = 500,000 Benefically Owned Shares.

(12)
Edison Enterprises has the sole power to vote and/or dispose of all of its 33,333,333 shares of Ecotality common stock. The natural persons with voting or investment power for Edison Enterprises are: W. James Scilacci, CEO, President, Financial Officer and Chairman of the Board; Robert L. Adler, Vice President and Director; and Theodore F. Craver, Jr., Director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.  Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended December 31, 2008 beneficial owners did comply with Section 16(a) filing requirements applicable to them

PROPOSAL 4 – APPROVAL TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMPANY COMMON STOCK FROM 300 MILLION TO 1.3 BILLION SHARES.

The Board of Directors proposes and recommends the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from the  300,000,000 shares, par value $0.001 per share, presently authorized to 1,300,000,000 shares. Accordingly, the Board of Directors proposes to amend the Fourth Article of the Company’s Amended and Restated Articles of Incorporation to read in its entirety as follows:

“FOURTH”     The total number of shares which the Corporation is authorized to issue is One Billion, Three Hundred Million (1,300,000,000) shares of common stock with a par value of $0.001 per share and Two Hundred Million (200,000,000) shares of preferred stock with a par value of $0.001 per share.  The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

No change is proposed to the number of authorized shares of Preferred Stock. If the proposed amendment is adopted, amended Articles of Incorporation will become effective upon their filing with the Secretary of State of Nevada.

The additional shares of our Common Stock for which authorization is sought would have the same par value and the same voting rights and rights to dividends and other distributions and will be identical in all respects to the shares of our Common Stock now authorized. The proposed amendment would not change the terms of our Common Stock nor would it affect the rights of the holders of currently issued and outstanding shares of our Common Stock. The current holders of our Common Stock do not have any preemptive rights and, accordingly, would not have any preferential rights to purchase any of the additional shares of Common Stock when those shares are issued. If this proposal is approved, a portion of the additional shares of our Common Stock (approximately 860,888,655 shares per the calculation below) will be reserved to cover 100% of our fully diluted shares.  The remainder may be issued from time to time upon authorization of our Board of Directors, without further approval by our shareholders, unless otherwise required by applicable law, and for the consideration that our Board of Directors may determine is appropriate and as may be permitted by applicable law. The authorization of the additional shares of our Common Stock sought by this proposal would not have any immediately dilutive effect on the proportionate voting power or other rights of our existing shareholders. To the extent that the additional authorized shares of our Common Stock are issued in the future, however, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders.

The primary driver for presenting this proposal at this time is the Amendment to Debentures and Warrants, Agreement and Waiver between the Company and our November and December 2007 Debenture Holders dated May 15, 2009.  This waiver agreement was secured to alleviate the burden of principal and interest payments otherwise required on our November and December 2007 debentures during the sharp economic downturn that began in 2008.  This was the third such waiver, with the first secured on August 29, 2008 and the second on March 5, 2009.  The May 15th waiver provided for the further deferral of interest payments to November 1, 2009 and of principal payments to January 1, 2010 and approved the Company to pursue securing working capital in the amount of $2,500,000 on a pari pasu basis with the existing debenture holders.  In consideration for this deferral of debt service obligations and consent to bring in additional capital of $2,500,000 we agreed to:

•	covenants relating to levels of working capital, accounts payable, and cash flow;

•
allow our Debenture Holders two nominate two Directors to serve on our Board. Bridgepointe Masterfund has the right to appoint one of the two board nominees. The second board nominee is to be appointed by the debt holders representing 75% of the outstanding principal amount of the November and December 2007 and July 2009 debentures, excluding the portion held by the Enable Funds. The Enable Funds have no rights to nominate any board nominees or to vote on any such nomination.

•	provide for payment of the Karner bridge note and conditional carve out of the Clarity Group

•	allow the Debenture Holders to collectively secure and maintain an equity position of 80% (with future provisions to reduce this % to as low as 65%)

•
amend all Warrants issued to Holders as consideration for the May 15, 2009 and prior Amendments to the November 2007 Debentures and the December 2007 Debentures to have an exercise price of $0.01 and agreed the termination dates for the warrants issued pursuant to the May 15, 2009 amendment to be five (5) years from date of issuance.

•
issue any new warrants pursuant to the July 2009 $2,500,000 capital raise (approved in the May 15, 2009 waiver) with the same $0.01 exercise price as the warrants in place for the existing debenture holders as of May 15, 2009. In compliance with this agreement, the new warrants issued in July 2009 to Shenzhen Goch reflect a $0.01 exercise price.

•	and to use best efforts to obtain stockholder approval of an increase to authorized shares to an amount equal to 150% of the post transaction fully diluted capitalization of the Company.

Fully diluted post transaction capitalization of the Company was determined as follows:

Calculation of Fully Diluted Shares for which 150% Coverage was agreed to in the May 15, 2009 Waiver

Total Oustanding Shares at July 2, 2009			161,951,564

Dilutive Impacts:
Oustanding Options for Officers and Directors	2,500,000	(1)
Outstanding Warrants for all others	7,771,537
Conversion of Nov & Dec 2007 Debenture Principal + Accrued Interest thru June 30, 2009	124,361,909	(2)
Debenture Warrants Oustanding following the May 15, 2009 80% allotment adjustment	565,879,160	(3)
Conversion of July 2009 Debenture Principal of $2.5MM (conversion rate $0.06)	41,666,667
Adjustment to Debenture Warrants following the July 2009 Debentures to limit to the
80% allotment	(43,242,181)	(4)	698,937,091

Total Estimated Fully Diluted Shares Post Waiver and Raise of $2.5MM			860,888,655
			Multiply by 150%
Total Shares to be Authorized to Cover 150% of the Fully Diluted Shares			~1,300,000,000

(1) J. Read 2,000,000 options, B Baer 500,000 options

(2) Nov & Dec 2007 Debenture Principal $7,174,726 + Accrued Interest through June 2009 $ 286,989 = 7,461,715 Total principal and interest converted at $0.06 = ~124,361,909 Shares

(3) In the May 15, 2009 Debenture Amendment warrants were issued to the existing debenture holders such that their ownership on the fully diluted capitalization of the Company at that time was equal to 80%.

(4)  The May 15, 2009 Debenture Amendment further called for a June 30 Warrant true up of warrants held by debenture holders as of that date to again adjust their collective ownership to 80% of the fully diluted capitalization of the Company at June 30th.  This True up was further clarified in two Amendments in July and called for a reduction in the number of warrants as required to achieve the 80%

The fully diluted position as it applies to our debenture holders is outlined in the table below.

Fully Diluted Positions by Debenture Holder at July 2, 2009
Debenture Holders	Shares Oustanding	Principal and Accrued Interest Nov & Dec 2007 Debentures (Note 1)	Principal July 2009 Debentures	Total Debenture Principal & Interest	Conv Rate	Conversion Shares	Total Warrants	Total Shares before Beneficial Ownership Limitation (Note 2)
Pierce Diversified Strategy Master Fund	373,874	$194,541	$-	$194,541	$0.06	3,242,354	10,854,873	14,471,101
Enable Growth Partners	7,108,838	$4,707,898	$250,000	$4,957,898	$0.06	82,631,635	257,676,156	347,416,629
Enable Opportunity Partners (1)	724,478	$544,715	$-	$544,715	$0.06	9,078,592	30,393,646	40,196,715
Total Enable Ownership	8,207,190	5,447,155	250,000	$5,697,155	$0.06	94,952,581	298,924,675	402,084,446

BridgePointe Master Fund	45,370	$2,014,560	$250,000	$2,264,560	$0.06	37,742,661	118,774,073	156,562,104

Shenzhen Goch Investment Ltd.	-	$-	$2,000,000	$2,000,000	$0.06	33,333,333	104,938,231	138,271,564
Grand Totals	8,252,560	7,461,715	2,500,000	9,961,715		166,028,576	522,636,978	696,918,114

Note 1:  These figures include the November and December 2007 debenture principal the debenture holders have rights to convert to shares at July 2, 2009 as well as unpaid and accrued interest outstanding at July 2, 2009, that it is assumed will remain unpaid and be added to principal and become convertible to shares on October 1, 2009 (as provided for in the May 15, 2009 debenture Waiver).

Note 2:  Beneficial Ownership Limitation:

Beneficial Ownership Limitation of 9.99% -
The conversion of the Convertible Notes and the exercise of the Warrants are subject to restrictions (the "Ownership Limitations") that prohibit conversion or exercise to the extent that, after giving effect to such conversion or exercise, the holder of the Convertible Notes or Warrants (together wish such holder's affiliates, and any other person or entity acting  as a group together with such holder or any of such holder's affiliates) would, as a result of such conversion or exercise, beneficially own in excess of 9.99% of the total number of issued and outstanding shares of the Issuer's common stock (including for such purposes the shares of the Issuer's common stock issued upon such conversion and/or exercise).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL TO INCREASE AUTHORIZED SHARES OF THE COMPANY.

PROPOSAL 5 – APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY FOR REVERSE STOCK SPLIT

Purpose:
Our proposal for a reverse split is part of our overall strategy to achieve the optimal capital structure for Ecotality, Inc.  With this action we enable ourselves to move towards accomplishing a number of our immediate goals: 1) simplify our investors’ understanding and visibility of our earnings on a per share basis, 2) attract and retain long term institutional shareholders through a higher share price and manageable share count, 3) significantly reduce administrative, transaction and regulatory costs related to the number of shares authorized and outstanding, and 4) move us close to the opportunity of listing our common stock on the NASDAQ Capital Market or other national exchange.

Proposal:
On July 2, 2009 the Company’s aggregate market capitalization was approximately $17,814,671, with 161,951,564 shares outstanding, our share price was $0.11.  In order to reduce the number of shares of common stock outstanding, the board of directors has unanimously adopted a resolution seeking stockholder approval to grant the board of directors authority to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s common stock.  The ratio of the reverse stock split that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-fifty to one-for one hundred, with the exact ratio to be established within this range by the board of directors in its sole discretion at the time it elects to effect a split.  Approval of this reverse stock split proposal would give the board of directors authority to implement the reverse stock split at any time it determined prior to February 28, 2010.  In addition, approval of this reverse stock split proposal would also give the board of directors authority to decline to implement a reverse stock split prior to such date or at all.

The board of directors believes that stockholders approval of an exchange ratio range (rather than an exact exchange ratio) provides the board of directors with maximum flexibility to achieve the purposes of the reverse stock split.    In connection with any determination to effect a reverse stock split, the board of directors will set the timing for such a split and select the specific ratio within the range.  This determination will be made by the board of directors to create the greatest marketability of the Company’s common stock based on prevailing market conditions at that time.  No further action on the part of stockholders will be required to either implement or abandon the reverse stock split.

If our stockholders approve the reverse stock split proposal and the board of directors decides to implement the reverse stock split, the Company will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Nevada (as described below) which will effect a reverse split of the shares of the Company’s common stock then issued and outstanding at the specific ratio determined by the board of directors.  The reverse stock split, if implemented, would not change the number of authorized shares of common stock or preferred stock or the par value of the Company’s common stock or preferred stock.  Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder did immediately prior to the split.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the market price per new share of the Company’s common stock (the “New Shares”) after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of the Company’s common stock (the “Old Shares”) outstanding before the reverse stock split.

There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

A decline in the market price for the Company’s common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company’s common stock could be adversely affected following a reverse stock split.

The market price of the Company’s common stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Company’s common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Company’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

Corporate Matters.    If approved and effected, the reverse stock split would have the following effects:

•	depending on the exact reverse stock split ratio selected by the board of directors, between 50 and 100 Old Shares owned by a stockholder would be exchanged for one (1) New Share;

•	the number of shares of the Company’s common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the board of directors;

•
based on the reverse stock split ratio selected by the board of directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Company’s common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

•
a proportionate adjustment to the exercise price payable upon the exercise of the preferred share purchase rights granted to the stockholders of the Company pursuant to the Company’s Preferred Stock Rights Agreement will be effected pursuant to the terms of the Preferred Stock Rights Agreement based on the reverse stock split ratio selected by the board of directors; and

•
The number of shares reserved for issuance under the Company’s existing stock option plans and employee stock purchase plans will be reduced proportionately based on the reverse stock split ratio selected by the board of directors.

If approved and effected, the reverse stock split will be effected simultaneously for all of the Company’s common stock and the ratio will be the same for all of the Company’s common stock. The reverse stock split will affect all the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than up to 50 shares, depending on the ratio for the reverse stock split selected by the board of directors. This, however, is not the purpose for which the Company is effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares    No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the board of directors for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s common stock on the day immediately prior to the effective time of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

If approved and effected, the reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of the Company’s common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Authorized Shares    Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company’s common stock issued and outstanding based on the reverse stock split ratio selected by the board of directors. As of June 29, 2009, the Company had 300,000,000 shares of common stock authorized and 161,951,564 shares of common stock issued and outstanding. The Company will continue to have 200,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of the Company’s common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Company’s common stock.

Accounting Matters.    The reverse stock split will not affect the par value of the Company’s common stock. As a result, as of the effective time of the reverse stock split, the stated capital on the balance sheet attributable to common stock will be reduced proportionately based on the reverse stock split ratio selected by the board of directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company’s common stock will be restated because there will be fewer shares of  common stock outstanding.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve the proposal to authorize the board of directors to implement the reverse stock split and the board of directors decides to implement the reverse stock split on or prior to February 28, 2010, the Company will file an Amended and Restated Certificate of Incorporation (“Amended Certificate”) with the Secretary of State of the State of Nevada to amend its existing Amended and Restated Certificate of Incorporation. The reverse stock split will become effective at the time specified in the Amended Certificate, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, Holladay Stock Transfer, Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters’ Rights

Under the Nevada General Corporation Law, the Company’s stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

The Company’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

ANTI-TAKEOVER IMPLICATIONS OF INCREASED AUTHORIZED CAPITAL AND REVERSE STOCK SPLIT

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the reverse split and increase in authorized capital is to reduce the number of issued and outstanding shares while at the same time maintain its public status and increase the number of shares available for future issuance, thereby preparing the Company for the issuance of the quantities of shares required to meet our current obligations to our debt holders, as well as provide for an acquisition, merger, or reorganization. The actions are not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

There are no anti-takeover mechanisms in our Articles of Incorporation, By-Laws or another other governing documents or contracts.

Vote Required; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of all outstanding shares of the Company’s common stock entitled to vote on this proposal will be required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO THE COMPANY’S BOARD OF DIRECTORS TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO WITHIN THE RANGE FROM ONE-FOR-FIFTY TO ONE-FOR-ONE HUNDRED AT ANY TIME PRIOR TO FEBRUARY 28, 2010.

Other Matters

Annual Report

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2008, is being distributed to all stockholders of the Company together with this proxy statement, in satisfaction of the requirements of the SEC.

Proposals of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and form of proxy for consideration at the next annual meeting by submitting their proposals to the Company in a timely matter.  Any stockholder of the Company who wishes to submit a proposal for inclusion in the proxy statement for action at the 2010 Annual Meeting of Stockholders of the Company must comply with the Company’s Bylaws and the ruled and regulations of the SEC then if effect.  Such proposal must be mailed to the Company at its principal executive offices, Ecotality Inc., 6821 E. Thomas Road, Scottsdale, AZ  85251, Attn:  Corporate Secretary, and must be received by the Company by December 31, 2009.  Additionally, the Company must receive notice of any stockholder proposal to be submitted at the 2010 Annual Meeting of Stockholders (but not required to be included in the Company’s proxy statement) by December 31, 2009, or such proposal will be considered untimely pursuant to Rule 14a-4(c) (1) and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

PROXY
Ecotality, Inc.
6821 E. Thomas Road
Scottsdale, AZ  85251

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECOTALITY, INC.

           The undersigned hereby appoints E. Slade Mead and Jerry Y.S. Lin, and each of them individually, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Ecotality, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn Express at 3131 N. Scottsdale Road, Scottsdale, AZ 85251, on August 26, 2009, at 1:00 p.m. Arizona Time, and at any and all adjournments or postponements thereof, as follows:

1.	Election of Directors:
	☐	FOR	☐	WITHHOLD AUTHORITY
		all nominees listed below (except as indicated to the contrary below)		to vote for all nominees listed below

Jonathan R. Read, Harold W. Sciotto, Jerry, Y.S. Lin, E. Slade Mead and Barry S. Baer

(INSTRUCTIONS:  To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

2.           To approve the appointment of Weaver & Martin LLP as the independent registered public accounting firm to audit Ecotality’s financial statements for the fiscal year ending December 31, 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.           To approve the 2007 Ecotality Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.           To approve the increase in the number of authorized shares of Ecotality common stock from 300 million to 1.3 billion shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.           To approve the grant of discretionary authority to the board of directors for a reverse split of Ecotality’s common stock within the range from one-for-fifty up to one-for-one hundred.

☐	FOR	☐	AGAINST	☐	ABSTAIN

           This Proxy when properly executed will be voted in the manner directed above.  If no direction is given, this Proxy will be voted FOR the election of the nominees listed above and FOR proposals 2, 3, 4 and 5.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY
- OR -
TO VOTE GO ONLINE TO THE WEBSITE BELOW
VOTE.CORPORATESTOCK.COM

(continued from reverse side)

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting.  The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 31, 2009.

Dated: ________________________

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon.  When shares are held by two or more persons, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer.  If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.  If your address is incorrectly shown, please print changes.

APPENDIX A

Ecotality, Inc.  2007 EQUITY INCENTIVE PLAN

SECTION 1. General Purpose of the Plan; Definitions.

      The name of the plan is the Ecotality, Inc.  2007 EQUITY INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to encourage and enable officers, directors, and employees of Ecotality (the "Company") and its Subsidiaries and other persons to acquire a proprietary interest in the Company. It is anticipated that providing such  persons  with a direct  stake  in the Company's welfare will assure a closer identification  of their interests  with  those  of  the  Company  and  its  shareholders, thereby stimulating  their  efforts  on  the  Company's behalf and strengthening  their desire to remain with the Company.

The following terms shall be defined as set forth below:

"Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

"Board" means the Board of Directors of the Company.

"Cause" means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination of the participant's employment for cause, as determined by the Committee.

"Change of Control" shall have the meaning set forth in Section 15.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

 "Conditioned Stock Award" means an Award granted pursuant to Section 6.

"Committee" shall have the meaning set forth in Section 2.

"Disability" means disability as set forth in Section 22(e) (3) of the Code.

"Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 17.

"Eligible Person" shall have the meaning set forth in Section 4.

"Fair  Market Value" on any given date means the price per share  of  the Stock on such  date  as reported by a nationally recognized stock exchange, or, if the Stock is not listed  on  such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ,  the  fair  market  value  of  the  Stock as determined by the Committee.

"Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

"Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

"Normal Retirement” means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

"Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

"Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

"Performance Share Award" means an Award granted pursuant to Section 8.

"Stock" means the Common Stock, par value $0.0001, of the Company, subject to adjustments pursuant to Section 3.

"Stock Appreciation Right" means an Award granted pursuant to Section 9.

"Subsidiary" means a subsidiary as defined in Section 424 of the Code.

"Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. The Plan shall be administered by either by (i) a committee of the Board consisting of not less than two Directors (the "Committee"), or (ii) in the absence of a committee, the Board of Directors may act as the Committee at any time. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof. The Board may establish an additional single-member committee (consisting of an executive officer) that shall have the power and authority to grant Awards to non-executive officers and to make all other determinations Under the Plan with respect thereto.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) To select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

 (v) to accelerate the exercisability or vesting of all or any portion of any Award;

 (vi) subject to the provisions of Section 5(b), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising In connection with the Plan; and to otherwise supervise the administration of the Plan.

 All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be Ten Million (10,000,000); such number to supplement, and not to replace, any prior plans authorized by the Corporation's board of directors. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the directors of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Section 3(a) and Section 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

(c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another Corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing Corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing Corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4. Eligibility.

Awards may be granted to officers, directors, and employees of and consultants and advisers to the Company or its Subsidiaries ("Eligible Persons").

SECTION 5. Stock Options.

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the earlier of (i) the date of adoption of the Plan by the Board, or (ii) the date on which the Plan is ratified by the stockholders as set forth in Section 17.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An Optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i) In cash or by certified or bank check or other instrument acceptable to the Committee;

(ii) If permitted by the Committee, in its discretion, in the form of shares of Stock that are not then subject to restrictions and that has been owned by the Optionee for a period of at least six months. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iv) By any other means (including, without limitation, by delivery of a promissory note of the Optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee.

(f) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other Plan of the Company or its Subsidiaries become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

(g) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

SECTION 6. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), including continued employment and/or Achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non- transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. Performance Share Awards.

(a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

SECTION 9. Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, or (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

SECTION 10. Termination of Stock Options and Stock Appreciation Rights.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant's employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such other period as the Committee shall specify at any time) from the date of death, or until the Expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

(D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 10(a) (ii) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(iii) Termination for Cause. If any participant's employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such other period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options and Stock Appreciation Rights. Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 11. Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received there under first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant for a period of at least six months and with an aggregate Fair Market Value (as of the date the minimum withholding is effected) that would satisfy the withholding amount due.

SECTION 12. Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the directors of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code.

SECTION 14. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 15:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) "Change of Control” shall mean the occurrence of any one of the following events:

(i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit Plan of the Company, or any Corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other Corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a Plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 16. General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17. Effective Date of Plan.

The Plan shall become effective upon approval by the board of directors of the Company; however, no Incentive Stock Option shall be granted unless and until the Plan is ratified at a meeting of the stockholders of the Company.

SECTION 18. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Nevada without regard to its principles of conflicts of laws.